EXHIBIT 99.1
PRESS RELEASE	OLD LINE BANCSHARES, INC.
FOR IMMEDIATE RELEASE	CONTACT: ELISE HUBBARD
July 21, 2014	CHIEF FINANCIAL OFFICER
(301) 430-2560

OLD LINE BANCSHARES, INC. REPORTS SECOND QUARTER LOAN GROWTH OF 5.00%

BOWIE, MD – Old Line Bancshares, Inc. (NASDAQ: OLBK), the parent company of Old Line Bank, reported strong growth in loans and deposits for the period ending June 30, 2014. Net loans increased $44.3 million and deposits increased $35.1 million during the six months ending June 30, 2014. Net income available to common stockholders increased $1.9 million to $1.8 million for the three months ended June 30, 2014, compared to net loss of $84 thousand for the three months ended June 30, 2013. Earnings were $0.16 per basic and diluted common share for the three months ended June 30, 2014 compared to a loss of $0.01 per basic and diluted common share for the same period in 2013. The increase in net income is primarily the result of a $1.4 million increase in net interest income, a $697,000 increase in non-interest income and a decrease of $2.0 million in non-interest expense, partially offset by an increase of $1.3 million in the provision for loan losses. Earnings were $3.6 million for the six months ended June 30, 2014, compared with $1.2 million for the same six month period last year. Earnings were $0.33 per basic and diluted common share for the six months ended June 30, 2014 compared to $0.16 per basic and $0.15 per diluted share for the same period last year. The increase in net income is primarily the result of increases of $3.9 million in net interest income and $975,000 in non-interest income, partially offset by an increase of $1.4 million in the provision for loan losses.

James W. Cornelsen, President and Chief Executive Officer of Old Line Bancshares, Inc. stated: “During the quarter we produced 5.0% loan growth and continued to maintain quality in the loan portfolio. We made a strategic move in the securities portfolio which will allow for higher yields and shorter duration while at the same time better positioning ourselves for future loan growth. This quarter we recognized a provision for loan losses of $1.4 million for one commercial loan which has been sold at foreclosure in early July and is awaiting ratification. While this was necessary, it does not represent a change in our future outlook.”

“We are pleased to report strong earnings for the second quarter and six months ending June 30, 2014. We remain focused on growing our loan and deposit relationships to enhance revenue while remaining committed to interest rate risk management. The strides we have taken to better serve our customers and shareholders have recently enabled Old Line Bancshares, Inc. to be part of the Russell 2000. We are very proud to be recognized for our performance amongst our peers,” according to Cornelsen.

HIGHLIGHTS:

•
Net loans increased $42.5 million, or 5.00%, during the three months ended June 30, 2014. Net loans increased $44.3 million, or 5.22%, during the six months ended June 30, 2014, to $893.6 million, compared to $849.3 million at December 31, 2013.

•	We recorded a provision for loan losses of $1.4 million ($.08 per share after tax) related to one commercial/hotel loan.

•	The net interest margin was 4.28% for the quarters ending both June 30, 2014 and 2013, compared to 4.29% for the quarter ended March 31, 2014.

•	Non-performing assets decreased to 1.20% of total assets at June 30, 2014 compared to 1.27% at December 31, 2013.

•	Total assets at June 30, 2014 increased by $26.0 million from December 31, 2013.

•
The second quarter Return on Average Assets (ROAA) and Return on Average Equity (ROAE) were 0.60% and 5.46%, respectively, compared to ROAA and ROAE of (0.03%) and (0.35%), respectively, for the second quarter of 2013.

•
The Return of Average Assets (ROAA) and Return on Average Equity (ROAE) for the six months ended June 30, 2014 were 0.62% and 5.70%, respectively, compared to ROAA and ROAE of 0.26% and 2.89%, respectively, for the six months ending June 30, 2013.

•	We ended the second quarter of 2014 with a book value of $12.23 per common share and a tangible book value of $11.06 per common share compared to $11.71 and $10.50, respectively, at December 31, 2013.

•	We maintained strong liquidity and by all regulatory measures remained “well capitalized”.

Total assets at June 30, 2014 increased $26.0 million from December 31, 2013 primarily due to an increase of $44.3 million in loans held for investment, offsetting a decrease of $16.5 million in our investment securities available for sale.

Total net loans increased $44.3 million during the six month period ended June 30, 2014. This increase is the result of continued efforts to originate new loans, primarily in our commercial real estate and construction permanent loan portfolios. During the quarter, we divested higher premium mortgage-backed securities (MBS) and lower yielding, longer duration agencies to re-position the portfolio into well structured, better cash flowing, shorter duration 15 year, agency MBS and also sold $15.9 million of our municipal bonds to reduce interest rate and mark to market risk. The proceeds from the sale of the municipal bonds were used to fund loan growth.

Deposit growth during the six month period was comprised of increases of $8.9 million, or 3.88%, in non-interest bearing deposits and $26.2 million, or 3.51%, in our interest bearing deposits. During the six month period deposit growth is comprised of $44.3 million in organic growth which was offset by an anticipated decline of $9.2 million in high cost interest bearing deposits acquired in the 2013 merger with WSB Holdings, Inc.. The increase in our deposit base is due to our enhanced presence in our primary market and surrounding areas resulting from the continued efforts of our cash management team and financial services team.

The increase in net income for the three months ending June 30, 2014 compared to the three months ending June 30, 2013 as noted above was primarily the result of a $1.4 million, or 15.30%, increase in net interest income, a $697,000, or 59.45%, increase in non-interest income and a decrease in non-interest expense of $2.0 million, partially offset by an increase of $1.3 million in our provision for loan losses. The increase in net income for the six months ending June 30, 2014 compared to the six months ending June 30, 2013, as noted above, was primarily the result of a $3.9 million, or 22.99%, increase in net interest income and a $975,000, or 42.70%, increase in non-interest income, partially offset by an increase of $1.4 million in our provision for loan losses. Non-interest expense remained stable for the comparable six month periods.

The increase in our provision for loan losses during the three and six month periods ended June 30, 2014 is primarily due to one commercial/hotel loan that was placed on nonaccrual status during the first quarter of 2014. After receiving an estimated value and exploring various disposition alternatives management determined that an additional provision of $1.4 million was needed to reserve for probable loss on the property. The property was sold at foreclosure, subject to ratification and closing, in July 2014. We are also seeking performance from guarantors on the loan. Net interest income increased for the three and six month periods ending June 30, 2014 as a result of an increase in our average interest earning assets partially offset by a decrease in yield on such assets as compared to the same six month period last year. The increases in non-interest income for the three and six month periods ending June 30, 2014 of $697,000 and $975,000, respectively, were primarily the result of increases in other fees and commissions. Other fees and commissions increased due to letter of credit fees, fees associated with loans sold in the secondary market and recoveries on acquired loans that were previously charged-off prior to our two mergers. As a result of our efforts to restructure our investment portfolio, gain on the sale of investments of $130,000 was recognized for the three month period ending June 30, 2014. The decrease in non-interest expenses for the three month period was primarily the result of a reduction in merger expenses that were recognized in the period ending June 30, 2013 as a result of the WSB Holdings, Inc. acquisition, which was consummated in May 2013, offsetting the increases in other operating expenses and occupancy expense. Increase in other operating expense consists primarily of legal fees, network services and telephone. Salaries and benefits decreased slightly for the three month period ending June 30, 2014 as a result of reductions in staffing levels that were previously inflated by the merger. Salaries and benefits increased for the six month period as a result of severance payments associated with the merger that were recognized in the first quarter of fiscal year 2014.

The net interest margin for the six months ended June 30, 2014 has remained stable as compared to June 30, 2013. Accretion of the fair value positively impacted the yield on loans by an increase of 3 basis points from the first quarter of 2014 and 5 basis points compared to the same six month period last year. The average interest rate on total interest-bearing liabilities decreased to 0.50% for the six months ended June 30, 2014 compared to 0.61% for the six months ended June 30, 2013.

Old Line Bancshares, Inc. is the parent company of Old Line Bank, a Maryland chartered commercial bank headquartered in Bowie, Maryland, approximately 10 miles east of Andrews Air Force Base and 20 miles east of Washington, D.C. Old Line Bank has 23 branches located in its primary market area of suburban Maryland (Washington, D.C. suburbs and Southern Maryland) counties of Anne Arundel, Calvert, Charles, Prince George's and St. Mary's. It also targets customers throughout the greater Washington, D.C. metropolitan area.

The statements in this press release that are not historical facts, in particular the statements with respect to loan and deposit growth and enhanced revenue, constitute a “forward-looking statement” as defined by Federal securities laws. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These statements can generally be identified by the use of forward-looking terminology such as “believes,” “expects,” “intends,” “may,” “will,” “should,” “anticipates”, “plans” or similar terminology. Actual results could differ materially from those currently anticipated due to a number of factors, including, but not limited to, deterioration in economic conditions or a slowdown in the recovery in our target markets or nationally, sustained high levels of or increases in the unemployment rate in our target markets, the actions of our competitors and our ability to successfully compete, in particular in new market areas, and changes in laws impacting our ability to collect on outstanding loans or otherwise negatively impact our business, including regulations implemented pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010. Forward-looking statements speak only as of the date they are made. Old Line Bancshares, Inc. will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made. For further information regarding risks and uncertainties that could affect forward-looking statements Old Line Bancshares, Inc. may make, please refer to the filings made by Old Line Bancshares, Inc. with the U.S. Securities and Exchange Commission available at www.sec.gov.

Old Line Bancshares, Inc. & Subsidiaries
Consolidated Balance Sheets

	June 30, 2014	March 31, 2014	December 31, 2013 (1)	September 30, 2013	June 30, 2013
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
Cash and due from banks	$29,887,334	$54,197,169	$28,316,351	$49,957,119	$50,689,336
Interest bearing accounts	30,389	30,383	30,375	30,364	30,352
Federal funds sold	304,246	178,806	711,574	1,005,491	3,017,257
Total cash and cash equivalents	30,221,969	54,406,358	29,058,300	50,992,974	53,736,945
Investment securities available for sale	155,706,684	172,094,347	172,169,776	181,527,632	184,190,791
Loans held for sale	4,074,911	1,646,330	2,014,711	22,584,750	4,764,595
Loans held for invesment, less allowance for loan losses	889,524,786	849,429,721	847,248,590	805,890,567	787,172,298
Equity securities at cost	4,304,196	4,304,197	5,669,807	5,850,652	3,709,490
Premises and equipment	34,604,271	34,661,659	35,215,868	35,520,366	35,313,769
Accrued interest receivable	2,978,470	3,131,042	3,432,924	3,256,311	3,623,274
Deferred income taxes	19,850,224	20,639,961	21,868,076	21,451,728	23,111,238
Bank owned life insurance	31,000,380	30,787,554	30,577,187	30,357,357	30,135,483
Other real estate owned	4,627,465	4,593,154	4,311,342	5,909,260	5,396,654
Goodwill	7,793,665	7,793,665	7,793,665	7,793,665	6,847,424
Core deposit intangible	4,846,737	5,058,951	5,287,501	5,518,619	5,749,737
Other assets	3,732,934	4,390,527	2,575,377	3,059,574	3,332,944
Total assets	$1,193,266,692	$1,192,937,466	$1,167,223,124	$1,179,713,455	$1,147,084,642

Deposits
Non-interest bearing	$237,614,952	$234,512,077	$228,733,624	$223,503,418	$213,570,493
Interest bearing	771,801,936	773,640,266	745,625,862	761,869,410	781,968,601
Total deposits	1,009,416,888	1,008,152,343	974,359,486	985,372,828	995,539,094
Short term borrowings	35,769,108	38,193,867	49,530,125	56,204,082	28,818,101
Long term borrowings	6,043,715	6,071,856	6,093,074	6,118,744	6,142,962
Accrued interest payable	229,939	241,981	264,807	250,164	259,847
Accrued pension	5,003,784	4,996,120	4,921,241	4,844,855	4,768,470
Other liabilities	4,628,544	5,733,491	5,505,073	3,791,019	3,825,204
Total liabilities	1,061,091,978	1,063,389,658	1,040,673,806	1,056,581,692	1,039,353,678

Stockholders' equity
Common stock	107,854	107,854	107,772	107,612	98,202
Additional paid-in capital	104,820,171	104,748,891	104,622,171	104,408,960	92,145,572
Retained earnings	27,621,537	26,283,617	24,879,275	20,882,086	19,066,586
Accumulated other comprehensive income (loss)	(639,502)	(1,871,087)	(3,359,823)	(2,628,710)	(3,946,354)
Total Old Line Bancshares, Inc. stockholders' equity	131,910,060	129,269,275	126,249,395	122,769,948	107,364,006
Non-controlling interest	264,654	278,533	299,923	361,815	366,958
Total stockholders' equity	132,174,714	129,547,808	126,549,318	123,131,763	107,730,964
Total liabilities and stockholders' equity	$1,193,266,692	$1,192,937,466	$1,167,223,124	$1,179,713,455	$1,147,084,642
Shares of basic common stock outstanding	10,785,370	10,785,370	10,777,112	10,761,112	9,820,217

 (1) Financial information as of December 31, 2013 has been derived from audited financial statements.

Old Line Bancshares, Inc. & Subsidiaries
Consolidated Statements of Income

	Three Months Ended June 30,	Three Months Ended March 31,	Three Months Ended December 31,	Three Months Ended September 30,	Three Months Ended June 30,	Six Months Ended June 30,	Six Months Ended June 30,
	2014	2014	2013 (1)	2013	2013	2014	2013
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest income
Loans, including fees	$10,599,999	$10,333,973	$11,519,191	$11,527,459	$9,327,905	$20,933,971	$17,159,728
Investment securities and other	1,017,039	1,037,897	1,060,493	1,031,015	979,699	2,054,937	1,964,952
Total interest income	11,617,038	11,371,870	12,579,684	12,558,474	10,307,604	22,988,908	19,124,680
Interest expense
Deposits	856,639	894,303	923,039	970,911	964,955	1,750,942	1,822,094
Borrowed funds	148,918	118,276	122,522	111,728	139,472	267,194	251,959
Total interest expense	1,005,557	1,012,579	1,045,561	1,082,639	1,104,427	2,018,136	2,074,053
Net interest income	10,611,481	10,359,291	11,534,123	11,475,835	9,203,177	20,970,772	17,050,627
Provision for loan losses	1,544,280	269,769	514,190	590,000	200,000	1,814,049	400,000
Net interest income after provision for loan losses	9,067,201	10,089,522	11,019,933	10,885,835	9,003,177	19,156,723	16,650,627
Non-interest income
Service charges on deposit accounts	493,482	451,596	472,945	466,571	367,674	945,078	668,415
Gain on sales or calls of investment securities	129,911	-	-	-	9,659	129,911	641,088
Gain on sale of stock	-	96,993	-	-	200,641	96,993	-
Earnings on bank owned life insurance	246,371	243,607	252,265	253,894	145,795	489,978	333,869
Gains (losses) on disposal of assets	17,919	-	-	-	(19,078)	17,919	(104,639)
Gain on sale of loans	195,829	106,720	3,601,972	236,167	146,565	302,548	146,565
Other fees and commissions	784,622	493,209	852,470	594,324	302,038	1,277,223	695,516
Total non-interest income	1,868,134	1,392,125	5,179,652	1,550,956	1,153,294	3,259,650	2,380,814
Non-interest expense
Salaries & employee benefits	4,051,407	4,873,634	4,668,944	4,684,407	4,126,567	8,925,041	7,359,245
Occupancy & Equipment	1,436,564	1,586,777	1,513,265	1,556,221	1,214,947	3,022,735	2,283,815
Data processing	312,042	307,160	393,863	459,973	329,878	619,202	568,934
Merger and integration	-	29,167	349,028	143,082	2,786,350	29,167	3,026,835
Core deposit amortization	212,214	228,550	231,119	231,118	198,875	440,764	376,457
(Gains)losses on sales other real estate owned	(79,127)	(203,068)	(210,665)	11,072	770	(282,195)	201,224
OREO expense	112,659	83,066	210,122	159,234	154,908	195,725	469,073
Other operating	2,446,147	2,071,256	2,284,281	2,017,902	1,723,373	4,517,401	3,329,981
Total non-interest expense	8,491,906	8,976,542	9,439,957	9,263,009	10,535,668	17,467,840	17,615,564

Income (loss) before income taxes	2,443,429	2,505,105	6,759,628	3,173,782	(379,197)	4,948,533	1,415,877
Income tax (benefit) expense	687,973	690,737	2,393,268	970,510	(283,417)	1,378,711	238,305
Net income (loss)	1,755,456	1,814,368	4,366,360	2,203,272	(95,780)	3,569,822	1,177,572
Less: Net (loss) attributable to the noncontrolling interest	(13,880)	(21,389)	(61,892)	(5,142)	(11,495)	(35,269)	(24,590)
Net income (loss) available to common stockholders	$1,769,336	$1,835,757	$4,428,252	$2,208,414	$(84,285)	$3,605,091	$1,202,162
Earnings (loss) per basic share	$0.16	$0.17	$0.41	$0.22	$(0.01)	$0.33	$0.16
Earnings (loss) per diluted share	$0.16	$0.17	$0.41	$0.22	$(0.01)	$0.33	$0.15
Dividend per common share	$0.04	$0.04	$0.04	$0.04	$0.04	$0.08	$0.08
Average number of basic shares	10,785,370	10,780,141	10,768,104	10,004,138	8,505,016	10,782,770	7,681,337
Average number of dilutive shares	10,948,368	10,942,110	10,891,654	10,117,380	8,609,164	10,944,981	7,776,679

(1) Financial information as of December 31, 2013 has been derived from audited financial statements.

Old Line Bancshares, Inc. & Subsidiaries
Average Balances, Interest and Yields

	6/30/2014		3/31/2014		12/31/2013		9/30/2013		6/30/2013
	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield
Assets:
Int. Bearing Deposits	$4,024,265	0.17%	$1,352,504	0.12%	$2,903,193	0.11%	$2,997,163	0.09%	$6,978,382	0.11%
Investment Securities	170,389,632	3.00%	174,564,325	3.06%	188,455,728	2.82%	193,421,563	2.70%	180,559,860	2.81%
Loans	865,944,038	4.99%	851,079,999	5.00%	837,359,182	5.54%	817,877,455	5.67%	721,222,893	5.28%
Allowance for Loan Losses	(5,290,130)		(5,001,250)		(4,609,398)		(4,353,910)		(4,164,025)
Total Loans Net of allowance	860,653,908	5.02%	846,078,749	5.03%	832,749,784	5.57%	813,523,545	5.71%	717,058,868	5.31%
Total interest-earning assets	1,035,067,805	4.67%	1,021,995,578	4.69%	1,024,108,705	5.05%	1,009,942,271	5.11%	904,597,110	4.77%
Noninterest bearing cash	39,297,001		36,258,104		38,364,347		40,562,522		45,762,911
Other Assets	109,464,228		110,237,569		111,316,325		113,104,275		85,200,150
Total Assets	$1,183,829,034		$1,168,491,251		$1,173,789,377		$1,163,609,068		$1,035,560,171

Liabilities and Stockholders' Equity

Interest-bearing Deposits	$768,879,677	0.45%	$751,439,481	0.48%	$754,128,604	0.49%	$770,907,260	0.50%	$686,544,106	0.56%
Borrowed Funds	41,102,469	1.45%	51,661,794	0.93%	53,222,290	0.91%	41,022,029	1.08%	41,494,215	1.35%
Total interest-bearing liabilities	809,982,146	0.50%	803,101,275	0.51%	807,350,894	0.51%	811,929,289	0.53%	728,038,321	0.61%
Noninterest bearing deposits	234,063,213		229,229,562		228,810,018		226,431,720		205,050,472
	1,044,045,359		1,032,330,837		1,036,160,912		1,038,361,009		933,088,793

Other Liabilities	9,603,037		10,813,815		8,360,917		7,569,553		6,624,502
Noncontrolling Interest	270,521		285,355		300,800		363,349		369,671
Stockholder's Equity	129,910,117		125,061,244		128,966,748		117,315,157		95,477,205
Total Liabilities and Stockholder's Equity	$1,183,829,034		$1,168,491,251		$1,173,789,377		$1,163,609,068		$1,035,560,171

Net interest spread		4.17%		4.18%		4.54%		4.58%		4.16%
Net interest income and Net interest margin(1)	$11,047,069	4.28%	$10,809,169	4.29%	$11,986,354	4.64%	$11,933,938	4.69%	$9,657,000	4.28%

(1)
Interest revenue is presented on a fully taxable equivalent (FTE) basis. The FTE basis adjusts for the tax favored status of these types of assets. Management believes providing this information on a FTE basis provides investors with a more accurate picture of our net interest spread and net interest income and we believe it to be the preferred industry measurement of these calculations. See “Reconciliation of Non-GAAP Measures.”

(2)	Available for sale investment securities are presented at amortized cost.

The accretion of the fair value adjustments positively impacted the yield on loans and increased the net interest margin in each of these three month periods as follows:

	6/30/2014			3/31/2014		12/31/2013		9/30/2013		6/30/2013
	Fair Value Accretion Dollars	% Impact on Net Interest Margin		Fair Value Accretion Dollars	% Impact on Net Interest Margin	Fair Value Accretion Dollars	% Impact on Net Interest Margin	Fair Value Accretion Dollars	% Impact on Net Interest Margin	Fair Value Accretion Dollars	% Impact on Net Interest Margin
Commercial loans (1)	$(3,509)	(0.00	) %	$7,468	0.00%	$102	0.00%	$14,763	0.01%	$38,933	0.02%
Mortgage loans	344,403	0.13		287,526	0.11	1,322,480	0.51	1,221,653	0.48	173,261	0.07
Consumer loans	6,338	0.00		4,635	0.00	7,821	0.00	6,032	0.00	2,876	0.00
Interest bearing deposits	162,452	0.06		129,327	0.05	164,527	0.06	178,556	0.07	85,046	0.05
Total Fair Value Accretion	$509,684	0.19%		$428,956	0.16%	$1,494,930	0.57%	$1,421,004	0.56%	$300,116	0.14%

(1) Negative accretion on commercial loans is due to the payoff of loans in prior periods which caused a reduction in credit quality and level yield income on acquired loan portfolio.

Below is a reconciliation of the fully tax equivalent adjustments and the GAAP basis information presented in this report:

	6/30/2014		3/31/2014		12/31/2013		9/30/2013		6/30/2013
	Net Interest Income	Yield	Net Interest Income	Yield	Net Interest Income	Yield	Net Interest Income	Yield	Net Interest Income	Yield
GAAP net interest income	$10,611,481	4.11%	$10,359,291	4.11%	$11,534,123	4.46%	$11,475,835	4.56%	$9,203,177	4.08%
Tax equivalent adjustment
Federal funds sold	-	-	-	-	-	-	-	-	1	0.00
Investment securities	258,980	0.10	281,377	0.11	282,137	0.11	286,755	0.11	284,510	0.13
Loans	176,608	0.07	168,501	0.07	170,094	0.07	171,348	0.07	168,773	0.07
Total tax equivalent adjustment	435,588	0.17	449,878	0.18	452,231	0.18	458,103	0.18	453,284	0.20
Tax equivalent interest yield	$11,047,069	4.28%	$10,809,169	4.29%	$11,986,354	4.64%	$11,933,938	4.74%	$9,656,461	4.28%

Old Line Bancshares, Inc. & Subsidiaries
Selected Loan Information
(Dollars in thousands)
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Acquired Loans(1)
Non-accrual(2)	$593	$861	$663	$-	$-
Accruing 30-89 days past due	1,478	2,977	3,198	2,985	6,965
Accruing 90 or more days past due(4)	1,271	477	-	2,434	15,251

Legacy Loans(3)
Non-accrual	$7,176	$7,202	$8,156	$1,870	$1,889
Accruing 30-89 days past due	2,177	1,623	1,574	2,292	2,607
Accruing 90 or more days past due	674	230	2	1,951	-

Allowance for loan losses as % of held for investment loans	0.71%	0.57%	0.58%	0.55%	0.54%
Allowance for loan losses as % of legacy loans	0.80%	0.76%	0.78%	0.77%	0.83%
Total non-performing loans as a % of held for investment loans	1.08%	1.56%	1.73%	0.77%	2.18%
Total non-performing assets as a % of total assets	1.20%	1.12%	1.27%	1.03%	1.96%

(1)	Acquired loans represent all loans acquired on April 1, 2011 from MB&T and on May 10, 2013 from WSB. We originally recorded these loans at fair value upon acquisition.
(2)
These loans are loans that are considered non-accrual because they are not paying in conformance with the original contractual agreement. At acquisition, we recorded these loans at fair value. Until the December 31, 2013 quarter, we recognized interest income on these loans through the accretion of the difference between the carrying value of these loans and their expected cash flows. In the fourth quarter of 2013, we are no longer recording interest on these loans that were not purchased as credit impaired.

(3)	Legacy loans represent total loans excluding loans acquired on April 1, 2011 and May 10, 2013.
(4)	Previously reported non-accrual loans have been reclassified due to the accretion of income and are reported on a past due basis for the period ending June 30, 2013.